                             AIRCRAFT PURCHASE AGREEMENT

                           DATED AS OF NOVEMBER 21, 1995

                                       between



                   AERO LLOYD FLUGREISEN GMBH & CO. LUFTVERKEHRS-KG



                                         and



                             GOLDEN NUGGET AVIATION CORP.









                       _______________________________________

                                    IN RESPECT OF
                       ONE (1) MCDONNELL DOUGLAS MD-87 AIRCRAFT
                          MANUFACTURER'S SERIAL NUMBER 49767
                           GERMAN REGISTRATION MARK D-ALLI
                       _______________________________________










                                   Clifford Chance
                                      Frankfurt

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                                  TABLE OF CONTENTS

CLAUSE                                                                      PAGE

1.   Definitions and Interpretation..........................................  1
2.   Agreements to Sell and Purchase.........................................  4
3.   Payments................................................................  4
4.   Delivery and Transfer of Title..........................................  4
5.   Inspections and Flight Tests............................................  5
6.   Undertakings............................................................. 6
7.   Representations and Warranties........................................... 8
8.   Conditions Precedent.....................................................10
9.   Waivers................................................................. 12
10.  Amendments; Severability; Entire Agreement.............................. 12
11.  Notices................................................................. 12
12.  Assignments and Transfers............................................... 13
13.  Governing Law and Jurisdiction.......................................... 14
14.  Counterparts............................................................ 14
15.  Indemnity..............................................................  14


Schedule 1:    Description of Aircraft....................................... 17

Schedule 2:    General Condition of Aircraft..................................18

Schedule 3:    Part Life Condition of Aircraft................................20

Schedule 4:    Form of FAA Bill of Sale...................................... 22

Schedule 5:    Form of Warranty Bill of Sale..................................25

Schedule 6:    Form of Certificate of Acceptance............................. 26

Schedule 7:    Form of Receipt of Payment.................................... 27

AN AIRCRAFT PURCHASE AGREEMENT made the     day of November, 1995

BETWEEN:

(1) AERO LLOYD FLUGREISEN GMBH & CO. LUFTVERKEHRS KG, a limited partnership organised and existing under the laws of the Federal Republic of Germany (the "SELLER"); and

(2) GOLDEN NUGGET AVIATION CORP., a corporation organised and existing under the laws of the State of Nevada, United States of America (the "BUYER").

WHEREAS

The Seller wishes to sell and transfer title to the Aircraft to the Buyer in return for the payment by the Buyer of the Purchase Price in accordance with the terms of this Agreement.


NOW IT IS HEREBY AGREED  as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  In this Agreement (including the Recitals):

     "AERONAUTICS AUTHORITY" means, as the context requires, the Federal Aviation Administration (in the case of the United States of America) or the Federal Aviation Authority (Luftfahrtbundesamt) (in the case of the Federal Republic of Germany), or any person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing;

     "AGREEMENT" means this aircraft purchase agreement together with the Recitals and Schedules hereto (which form an integral part hereof) as originally executed by the parties hereto, as the same may be amended, modified, novated, replaced or supplemented from time to time;

     "AIRCRAFT" means collectively, the Airframe to be delivered hereunder together with the two Engines installed thereon, on the Delivery Date, together with all Parts delivered to the Buyer on the Delivery Date and all related Records, each as more particularly described in Schedule 1 hereto;

     "AIRFRAME" means the McDonnell Douglas MD-87 airframe described in Schedule 1 (excluding the Engines installed thereon) together with any and all Parts incorporated in, installed on or attached to such Airframe on the Delivery Date;

     "BILL OF SALE" means a warranty bill of sale for the Aircraft substantially in the form set forth in Schedule 5 executed by the Seller in favour of the Buyer and dated the Delivery Date and delivered to the Buyer on the Delivery Date;

     "CERTIFICATE OF ACCEPTANCE" means the certificate of acceptance substantially in the form set forth in Schedule 3;

     "DELIVERY DATE" means 21 November 1995 or such other date as the parties may agree in writing on which transfer of title to the Aircraft by the Seller to the Buyer hereunder is to take place pursuant to Clause 4;

     "DEPOSIT" means the sum of US$ 250,000 paid by the Buyer to the Seller prior to the date of this Agreement in contemplation of the purchase by the Buyer of the Aircraft pursuant to the terms of this Agreement;

     "ENGINE" means each of the two (2) Pratt & Whitney JT8D-219 aircraft engines described in Schedule 1 hereto and which will be installed on the Airframe on the Delivery Date and title to which will on the Delivery Date be vested in the Seller, and any and all Parts incorporated in, installed on or attached to any such engine on the Delivery Date;

     "EQUIPMENT CREDIT AMOUNT" means the aggregate of the sum of US$ 10,700 in respect of the nose landing gear of the Aircraft and the sum of US$ 9,130 (being a sum of US$ 4,565 for each wheel unit) in respect of the main landing gear of the Aircraft;

     "FAA" means the United States Federal Aviation Administration;

     "FAA BILL OF SALE" means a bill of sale for the Aircraft in the form set forth in Schedule 4 or such other form of bill of sale as may be approved by the Aeronautics Authority in the United States of America on the Delivery Date;

     "FAR" means the Federal Aviation Regulations promulgated by the FAA;

     "GENERAL PARTNER" means Aero Lloyd Flugreisen GmbH, a corporation incorporated with limited liability in the Federal Republic of Germany, the general partner of the Seller;

     "ITEM OF EQUIPMENT"  or "ITEM" means the Airframe, any Engine or any Part;

     "LIEN" shall mean any mortgage, pledge, lien, charge, encumbrance, exercise of rights, security interest or claim;

     "LIEN PAYMENT" means the sum of US$ 12,500,000 paid or to be paid by the Buyer to the Outgoing Lender on behalf of the Seller in accordance with the provisions of Clause 3.1 on the Delivery Date in order to effect satisfaction of the Mortgage in contemplation of the purchase of the Aircraft by the Buyer pursuant to the terms of this Agreement;

     "MANUFACTURER" shall mean, (a) as to the Engines, the Pratt & Whitney division of United Technologies Corporation, and (b) as to the Airframe, McDonnell Douglas Corporation;

     "MORTGAGE" means the German aircraft mortgage in respect of the Aircraft dated 10 May 1989 and executed by the Seller in favour of the Outgoing Lender;

        "MPD" means the maintenance planning document relating to the Aircraft and published by the Manufacturer of the Airframe;

        "NET PURCHASE PRICE" means the Purchase Price LESS the aggregate amount of the Deposit, the Lien Payment and the Equipment Credit Amount actually received by the Seller, being a sum of US$ 3,230,170;

        "OUTGOING LENDER" means Bayerische Landesbank, Frankfurt, Federal Republic of Germany;

        "PARTS" means any and all appliances, parts, instruments, accessories, furnishings, seats and other equipment of whatever nature which are installed on the Airframe or the Engines or delivered with the Aircraft on the Delivery Date (other than the Engines);

        "PURCHASE PRICE" means the purchase price of the Aircraft payable by the Buyer to the Seller (or as otherwise directed by the Seller) under this Agreement, which is the sum of US$ 16,000,000;

        "RECORDS" means the historical records relating to the Aircraft maintained by the Seller during the period prior to the Delivery Date;

        "SRM" means the MD-87 Structural Repair Manual applicable to the Airframe published by the Manufacturer;

        "SUPPLIER" shall mean the manufacturer, vendor or supplier of any Item of Equipment other than the Manufacturer.

1.2 In this Agreement, unless the context otherwise requires, any reference to:

        (a) any "CLAUSE" or "SCHEDULE" is a reference to such Clause of, or Schedule to, this Agreement (and any reference to any "SCHEDULE" shall be construed as a reference to such Schedule as incorporated in this Agreement at the date hereof and any schedule that may be substituted therefor in accordance with the terms of this Agreement) and any reference to a "SUB-CLAUSE" is, unless otherwise stated, a reference to the sub-clause of the Clause in which the reference appears;

        (b) any document, instrument or agreement means such document, instrument or agreement as originally implemented or executed, or as mutually modified, amended, varied, novated, replaced or supplemented from time to time;

        (c) "HEREOF", "HEREIN" and "HEREUNDER" and other words of similar import means this Agreement as a whole and not any particular part hereof; and

        (d) words importing the singular number include the plural and vice versa.

1.3 "US DOLLARS" and "US$" denotes the lawful currency of the United States of America from time to time.

1.4 Clause and Schedule headings are for ease of reference only and shall not affect the interpretation of any of the provisions hereof.

2.      AGREEMENTS TO SELL AND PURCHASE

2.1 Upon and subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, deliver and transfer title to the Aircraft in accordance with the terms of this Agreement to the Buyer on the Delivery Date in consideration of the payment by the Buyer of the Purchase Price.

2.2 Upon and subject to the terms and conditions of this Agreement, it is hereby agreed by the Buyer with the Seller:

        (a) that on the Delivery Date, it will purchase, take title and accept delivery of the Aircraft from the Seller; and

        (b) that on the Delivery Date, it will pay the Lien Payment and the Net Purchase Price to the Seller.

2.3 Notwithstanding any other provision of this Agreement or any other document executed by the parties in connection with the transaction herein, the risk of loss of the Aircraft shall pass to the Buyer on the Delivery Date following either compliance with or waiver of the requirements of Clause 8 hereof.

3.      PAYMENTS

3.1 The Buyer shall, subject to the terms and conditions of this Agreement and, in particular, subject to fulfilment of the conditions precedent referred to in Clause 8 hereof, pay the Lien Payment to the Seller on the Delivery Date.

3.2 The Buyer shall, subject to the terms and conditions of this Agreement, and, in particular subject to fulfilment of the conditions precedent referred to in Clause 8 hereof, pay the Net Purchase Price to the Seller on the Delivery Date. Following receipt of the Lien Payment and the Net Purchase Price, the Seller shall provide to the Buyer a receipt of the Seller, in substantially the form of Schedule 7 hereto, dated the Delivery Date.

3.3 All payments to be made by the Buyer to the Seller under Clause 3.1 and Clause 3.2 shall be made by crediting the same in US$, in immediately available funds, to the Seller by crediting the account of Bayerische Landesbank, New York Chips ABA 333 in favour of Bayerische Landesbank, Munich, UID 3520 for credit in favour of account number 17/50810 in the name of the Seller or to such other account as may be designated by the Seller.

4.      DELIVERY AND TRANSFER OF TITLE

4.1 The Buyer shall take delivery of the Aircraft from the Seller on the Delivery Date in Frankfurt am Main, Federal Republic of Germany, at an exact time and location as may be agreed between the parties. For the avoidance of doubt, the Seller shall be liable for any taxes imposed in the Federal Republic of Germany in connection with such delivery.

4.2 On the Delivery Date the Buyer shall effect payment to the Seller of the Lien Payment and the Net Purchase Price in the manner provided in Clause
        3.3 and simultaneously with such payment of the Lien Payment and the Net Purchase Price by the Buyer, the Seller shall deliver the Aircraft to the Buyer and deliver to the Buyer a duly executed FAA Bill of Sale and a Bill of Sale duly conveying to the Buyer good title to the Aircraft free of all Liens whereupon such title in and to the Aircraft shall pass from the Seller to the Buyer. The transfer of possession from the Seller to the Buyer shall occur simultaneously.

5.      INSPECTIONS AND TEST FLIGHTS

5.1 The Aircraft and documentation, records and manuals relating thereto may be inspected by a duly authorized representative of the Buyer prior to the Delivery Date at any reasonable time during normal business hours of the Seller and at any location agreed to by the Buyer and the Seller. All inspections by the representative of the Buyer (which may include, but shall not be limited to, a full systems function and operational inspection as well as other types of reasonable inspections based upon the type, age, use and other known factors with respect to the Aircraft) shall be made in such a way that the Seller's ordinary course of business is not disturbed. The Seller shall provide at no cost to the Buyer, if so requested by the Buyer, office space for a representative of the Buyer at its premises at Oberursel, Federal Republic of Germany. The Buyer shall inform the Seller of the dates on which the office space is required at least four days prior to the date of arrival of the Seller's representative.

5.2 At a time and location agreed to by the Seller and the Buyer immediately prior to delivery of the Aircraft under this Agreement, the Seller shall exclusively (and, if so requested by the Buyer, with a representative of the Buyer present aboard the Aircraft) perform a flight test for acceptance of the Aircraft in order to demonstrate to the Buyer the proper functioning of the Aircraft. Such flight test shall comply with any check flight operation procedures stipulated by the Manufacturer as standard for the purposes of flight tests of this nature and shall be of a duration of not less than two hours, the costs (including but not limited to, fuel costs) and expenses of such flight test to be borne by the Seller.

5.3 In the event that, during the inspections referred to in Clause 5.1 and the flight test referred to in Clause 5.2, the Aircraft or any part thereof shall fail to comply with airworthiness standards as provided by an Aeronautics Authority or shall fail to function, the Seller shall prior to the Delivery Date correct such non-compliance or failure promptly, without charge to the Buyer. Upon completion of such correction, the Seller shall conduct additional tests as may be reasonably necessary to demonstrate to the Buyer the proper correction or the compliance of the Aircraft with such specifications as aforesaid.

5.4 At any time prior to the Delivery Date, the Seller shall demonstrate to the satisfaction of the Buyer that the Aircraft and documentation, records and manuals relating thereto comply with requirements for the issue of a standard transport category airworthiness certificate, certifying compliance with operating requirements stipulated by the

        Aeronautics Authority in the United States of America pursuant to FAR
        Part 121, such demonstration to be effected by presentation by the Seller to the Buyer of relevant documents acceptable to the Buyer and signed by an FAR duly authorized representative;

6.      UNDERTAKINGS

6.1     The Seller undertakes that:-

        (a) immediately prior to the flight test referred to in Clause 5.2, it shall, at a location agreed with the Buyer and approved by the Aeronautics Authority in the United States of America for such checks, engage the Aircraft in (i) a full and complete zonal, systems and structural "C" check, (ii) a full and complete zonal, systems and structural lower "A" check, and (iii) such other maintenance and inspection checks as stipulated by the MPD to the extent necessary to obtain MPD confirmation that the Aircraft is not required to undergo such check mentioned in (i) for a period of at least twelve months from the date thereof Provided that (x) the Seller shall effect any modifications to the Aircraft required subsequent to the performance of such check mentioned in
               (i) in order to obtain such MPD confirmation, such modifications to be effected at all times in accordance with any current recommended procedures of the Manufacturer and (y) such checks mentioned in (i), (ii) and (iii) shall be performed at a facility approved by the Aeronautics Authority in the United States of America and duly certified for MD-80 series aircraft;

        (b) prior to the Delivery Date, it shall inspect the Aircraft for internal and external corrosion and, in the event of such corrosion being established in the course of such inspection, take all reasonable steps to effect repairs thereof, such requests to be effected at all times in accordance with any current recommended procedures of the Manufacturer (including, but not limited to, the SRM);

        (c) prior to the Delivery Date, it shall inspect the Airframe for paint blistering, peeling or excessive abrasion and, in the course of such inspection, arrange for treatment thereof (including but not limited to, cleaning, sanding, further inspection, treatment and repainting) in accordance with any current recommended procedures of either the Manufacturer or the Supplier in preparation for painting the Airframe;

        (d) prior to the Delivery Date, it shall inspect any external signs and placards attached to the Aircraft and ensure that the same are properly attached, free from damage, clean and legible;

        (e) prior to the Delivery Date, it shall effect all repairs to the Aircraft of a structural nature in accordance with the SRM, and, without limiting the foregoing, all non-flush repairs will be replaced by flush repairs;

        (f) prior to the Delivery Date, it shall (in the presence of a representative of the Buyer) conduct a hot and cold section video tape borescope inspection of the Engines, such inspection to be conducted in accordance with any current recommended procedures of the Manufacturer or the Supplier, and in the event of any Engine defects being established thereby (including an acceleration of Engine performance deterioration as evidenced by any relevant Engine, the auxiliary power unit historical and technical records or Engine trend monitoring data) it shall arrange for the rectification of any such defects so established, such rectification to be conducted in accordance with any current recommended procedures of the Manufacturer and to the satisfaction of the Buyer;

        (g) prior to the Delivery Date, it shall (in the presence of a representative of the Buyer) conduct maximum power assurance runs, conditions checks and accumalation and bleed valve scheduling checks in respect of the Engines and take such further steps as may reasonably be necessary in order to demonstrate to the Buyer that each Engine complies with the limits specified in the relevant section of the maintenance manual of the Manufacturer;

        (h) in the event of a failure by the Buyer and the Seller to agree as to (i) the establishment of Engine defects in the course of the procedures described in Clause 6.1(f), (ii) the identification of non-compliance with limits as described in Clause 6.1(g), (iii) the nature of remedial steps (if any) required in respect thereof or (iv) the condition of either Engine generally, it shall consult with the relevant Manufacturer to ascertain the recommendations in respect thereof by such Manufacturer and, as soon as reasonably practicable following receipt of such recommendations, take steps to effect the same in relation to the Engines (including an Engine test cell run if so recommended by the Manufacturer), the costs, if any, of obtaining any such recommendation from the Manufacturer to be borne by the Seller;

        (i) prior to the Delivery Date, it shall (in the presence of a representative of the Buyer) conduct a full and complete borescope inspection of the auxiliary power unit of the Aircraft, such inspection to be conducted in accordance with any current recommended procedures of the Manufacturer; and in the event of auxiliary power unit defects being established, it shall arrange for rectification of any such defects, such rectification to be conducted in accordance with the relevant section of Manufacturer's maintenance manual and to the satisfaction of the Buyer; and

        (j) it shall at any time and promptly on first demand of the Buyer take all steps necessary to arrange for the full satisfaction of any Lien on or affecting the Aircraft existing at the Delivery Date and arising in respect of the period prior to the Delivery Date, any costs relating to such steps to be borne by the Seller.

6.2     The Seller shall procure that on the Delivery Date:-

        (a) the Aircraft shall have the benefit of all applicable subsisting Manufacturers' warranties;

        (b) the Aircraft shall have a valid export certificate of airworthiness, certifying compliance with the approval requirements applicable for the United States of America issued by the Aeronautics Authority in the Federal Republic of Germany, any costs incurred in such procurement to be borne by the Buyer;

        (c) the Aircraft shall have a valid standard transport category airworthiness certificate, certifying compliance with requirements stipulated by the Aeronautics Authority in the United States of America for the issue thereof in accordance with the provisions of FAR Part 21; and

        (d) the Aircraft shall comply with operating requirements stipulated in FAR Part 121 (except insofar as such requirements relate to the installation of a Traffic Alert and Collision Avoidance System and windshear systems).

7.      REPRESENTATIONS AND WARRANTIES

7.1     The Seller hereby represents and warrants as follows:

        (a) it is a limited partnership duly incorporated and validly existing under the laws of the Federal Republic of Germany;

        (b) it has full legal power and authority to enter into and perform this Agreement;

        (c) this Agreement has been duly authorised, executed and delivered by the Seller, and the execution, delivery and performance of this Agreement do not require any approval from any holders of debt or other obligations of the Seller, execept such as has been duly obtained and neither the making nor performance by the Seller of this Agreement, nor the consummation of any of the transactions by the Seller contemplated hereby requires the consent or approval of, the giving of notice to, the registration or filing for recordation with, or the taking of any other action in respect of, any authority of or in the Federal Republic of Germany, including any governmental or political agency, subdivision or instrumentality thereof, except (i) such as have been obtained and (ii) submission of appropriate documents to the Aeronautics Authority in the Federal Republic of Germany in connection with the application for de-registration;

        (d) this Agreement constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect which affect creditors' rights generally;

        (e) the General Partner is a corporation duly incorporated with limited liability and validity existing under the laws of the Federal Republic of Germany;

        (f) the General Partner has full legal power and authority to execute this Agreement on behalf of the Seller;

        (g) the execution of this Agreement on behalf of the Seller by the General Partner does not require the consent or approval of, the giving notice to, the taking of any other action in respect of, any authority of or in the Federal Republic of Germany, including any governmental or political agency, subdivision or instrumentality thereof, except such as has been obtained;

        (h)    as at the Delivery Date:

               (i) it will be the legal and beneficial owner of the Aircraft and that the Buyer will acquire from the Seller on the Delivery Date good title to the Aircraft, to the best of the knowledge of the Seller after due enquiry, free from Liens of which the Seller is aware;

               (ii)   the Aircraft will comply with the descriptions set out in
                      Schedule 1; and

               (iii) the Aircraft will not be the subject of any lease agreement or similar arrangement with a third party; and

        (i) except for the foregoing representations, the Seller does not make and shall not be deemed to have made OR TO MAKE ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES OF ANY KIND, INCLUDING ( I ) THE AIRWORTHINESS, VALUE, CONDITION, DESIGN OR OPERATION OF, OR QUALITY OF THE MATERIAL OR WORKMANSHIP IN, OR ANY DEFECT (whether hidden or not) IN, THE AIRCRAFT, ANY DATA OR ANY OTHER THING DELIVERED OR TRANSFERRED HEREUNDER, ( II ) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, AGAINST INFRINGEMENT OR THE LIKE, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, ( III ) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT WITH RESPECT TO THE AIRCRAFT, ANY DATA OR ANY OTHER THING DELIVERED OR TRANSFERRED HEREUNDER, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE ACTUAL OR IMPUTED NEGLIGENCE OF THE SELLER, OR ( IV ) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF, OR DAMAGE TO, ANY AIRCRAFT, ANY AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING, FOR ANY LOSS OF USE, REVENUE OR PROFIT, OR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. Without limiting the generality of the foregoing, the Buyer also waives the rights under Sections Sections 462 and 463 (first sentence) of the German Civil Code ("BURGERLICHES GESETZBUCH"). The Seller hereby assigns to the Buyer such rights as the Seller may from time to time have under any warranty made by any Manufacturer or Supplier with respect to the Aircraft or any Item of Equipment.

7.2     The Buyer hereby represents and warrants as follows:

        (a) it is a corporation organized under the laws of the state of Nevada, United States of America and is validly existing under the laws of such jurisdiction and has full legal power and authority to enter into and perform its obligations under this Agreement.

        (b) this Agreement has been duly authorized, executed and delivered by the Buyer. This Agreement constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect which affect creditor's rights generally, and the execution, delivery and performance of this Agreement do not require any approval from any holders of debt or other obligations of the Buyer, except such as has been duly obtained.

        (c) the execution and delivery by the Buyer of this Agreement is not and the performance by the Buyer of its obligations under this Agreement will not be, inconsistent with the terms of its articles of incorporation, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to it, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Buyer is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local governmental authority or agency or other person, except such as have been obtained, given or accomplished.

8.      CONDITIONS PRECEDENT

8.1 The obligations of the Buyer under this Agreement to pay the Lien Payment and the Net Purchase Price and take delivery of the Aircraft on the Delivery Date are subject to the following conditions precedent being fulfilled to the satisfaction of, or waived by, the Buyer on or before such date:

        (a) receipt by the Buyer of a copy of the commercial register extract (HANDELSREGISTERAUSZUG) of the Seller, such commercial register extract to have been recently certified by an authorized officer of the Seller;

        (b) receipt by the Buyer of a copy of the commercial register extract (HANDELSREGISTERAUSZUG) of the General Partner, and unless this Agreement is signed by persons registered with the commercial register, together with a power of attorney signed by the registered officers as to the person or entity or persons authorised to execute and deliver this Agreement, such commercial register extract to have been recently certified by an authorised officer of the General Partner;

        (c) the Aircraft being in a physical condition such that it complies (in the absence of references to Aeronautics Authority standards therein, insofar as reasonably practicable) with the descriptions as to general condition set forth in Schedule 2 and the descriptions as to part life condition set forth in Schedule 3, such compliance to be evidenced by counter-signature by both the Seller and the Buyer of a duly dated copy of such Schedule 2 and
               Schedule 3 respectively;

        (d) completion of such other modifications to the Aircraft as agreed in writing by the Seller and the Buyer at a reasonable time prior to the Delivery Date;

        (e) receipt by the Buyer of a deletion certificate in respect of the Aircraft ("NEGATIVBESCHEINIGUNG") from the local court ("AMTSGERICHT") in Braunschweig, Federal Republic of Germany;

        (f) an opinion of counsel to the Seller, dated the Delivery Date, in a form and substance reasonably satisfactory to the Buyer;

        (g) execution and delivery by the Seller of this Agreement, the FAA Bill of Sale and the Bill of Sale;

        (h) receipt by the Buyer of all logs, manuals, certificates, data and inspection, modification and overhaul records, required to be maintained with respect thereto under the applicable rules and regulations of the Aeronautics Authority in the Federal Republic of Germany, including English language translations of those maintainance and overhaul records of the Seller that had been required to be maintained in the English language by the Aeronautics Authority in the Federal Republic of Germany; and

        (i) such other documents as the Buyer may reasonably request, in form and substance satisfactory to the Buyer.

8.2 The obligations of the Seller under this Agreement to transfer title to the Aircraft to the Buyer on the Delivery Date are subject to the following conditions precedent being fulfilled to the satisfaction of, or waived by, the Seller on or before such date:

        (a) receipt in full by the Seller of the Deposit, the Lien Payment, the Net Purchase Price and any additional monies as are owing to it by virtue of the written agreement referred to in Clause 8.1(d);

        (b) receipt by the Seller of a power of attorney signed by a duly authorized officer as to the person authorised to execute and deliver this Agreement and any other documents to be executed by or on behalf of the Buyer in connection with the transactions, contemplated hereby, and the signatures of such person, each to have been recently officially certified;

        (c) an opinion of counsel to the Buyer, dated the Delivery Date, in a form and substance reasonably satisfactory to the Seller;

        (d) execution and delivery by the Buyer of this Agreement and the FAA Bill of Sale and initialling by the Buyer of the Bill of Sale; and

        (e) such other documents as the Seller may reasonably request, in form and substance satisfactory to the Seller.

9.      WAIVERS

        No failure to exercise or enforce and no delay in exercising or enforcing, on the part of the Buyer or the Seller, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise or enforcement of any such right, remedy, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, remedy, power or privilege whether hereunder or otherwise. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by applicable law.

10.     AMENDMENTS; SEVERABILITY; ENTIRE AGREEMENT

10.1 Neither this Agreement nor any provision hereof (including this Clause 10.1) may be amended, changed, waived, discharged or terminated orally, but only by a statement in writing signed by both the Seller and the Buyer.

10.2 Any term, condition, stipulation, provision, covenant or undertaking in this Agreement which is or becomes illegal, void, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, voidness, prohibition or unenforceability without invalidating the remaining provisions hereof, and any such illegality, voidness, prohibition or unenforceability in any jurisdiction shall not invalidate or render illegal, void, prohibited or unenforceable any such term, condition, stipulation, provision, covenant or undertaking in any other jurisdiction and the Buyer and Seller agree, as to such jurisdiction, to replace such provision with a valid provision which has as nearly as possible the same effect.

10.3 Except as otherwise specifically provided herein, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

11.     NOTICES

11.1 All notices provided for herein shall be in writing and shall be deemed to have been duly given or made when delivered personally or when telefaxed and receipt confirmed and shall be deemed to have been received 10 days after despatch by registered post (postage prepaid, return receipt requested), and in each case addressed as follows:

               (i)       if to the Seller:

                         Aero Lloyd Flugreisen GmbH & Co. Luftverkehrs-KG Postfach 2029
                         Lessingstr. 7 - 9
                         61440 Oberursel
                         Federal Republic of Germany

                         Attention:       General Manager
                         Facsimile No.:   (++ 49 61 71) 64 11 29
                         Tel. No.:        (++ 49 61 71) 64 11 22


                         copy to:

                         Aero Lloyd Flugreisen GmbH & Co. Luftverkehrs-KG Technical Department
                         Gebaude 507, Tor 31
                         60549  Frankfurt/Main Airport
                         Federal Republic of Germany

                         Attention:       Mr. Heinrich Schirach
                         Facsimile No.:   (++ 49 69) 69 04 66 71
                         Tel. No.:        (++ 49 69) 69 04 40 21


               (ii)      if to the Buyer:

                         Golden Nugget Aviation Corp.
                         6605 Las Vegas Boulevard South
                         Suite 111
                         Las Vegas, Nevada 89119
                         United States of America

                         Attention:       Mr. Robert Hecht
                                          Director, Flight Operations
                         Facsimile No.:   (++1) 702 791 7194
                         Tel. No.:        (++1) 702 791 7193

               or to such other address and additional parties as the Seller or the Buyer may reasonably specify in writing to the other.

12.     ASSIGNMENTS AND TRANSFERS

12.1 This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns, but prior to the Delivery Date neither party shall assign or transfer the benefit or obligations under this Agreement, in whole or in part, without the prior consent of the other party hereto.

13.     GOVERNING LAW AND JURISDICTION

13.1 This Agreement shall take effect under and be governed by and construed in accordance with the laws of the Federal Republic of Germany.

13.2 Each of the Buyer and the Seller hereby irrevocably and unconditionally agrees that any suit, legal action or other proceeding with respect to itself or concerning this Agreement or any document, instrument or agreement required hereunder or entered into in connection herewith shall be brought in the competent courts of Frankfurt am Main, Germany, which shall have jurisdiction to settle any disputes arising out of or in connection with this Agreement and each document, instrument or agreement required hereunder or entered into in connection herewith.

14.     COUNTERPARTS

14.1 This Agreement may be executed in one or more counterparts. Each such counterpart shall constitute an original Agreement and all such counterparts shall comprise one Agreement.

15.     INDEMNITY

15.1 The Seller shall indemnify the Buyer and hold the Buyer harmless from any liability, loss, claim, cause of action, proceeding, cost or expense, including reasonable legal fees and expenses (hereinafter a "CLAIM"), which results from (a) the material incorrectness of any representation or breach of any warranty of the Seller contained in this Agreement or in any of the documents to be delivered by the Seller in connection with this transaction or (b) the material breach by the Seller of any of its covenants or undertakings contained herein or therein Provided that such an obligation to indemnify on the part of the Seller shall not exist with respect to any Claim which is first asserted beyond the date falling six months after the Delivery Date.

15.2 The Buyer shall indemnify the Seller and hold the Seller harmless from any liability, loss, claim, cause of action, proceeding, cost or expense, including reasonable legal fees and expenses which results from
        (a) the material incorrectness of any representation or breach of any warranty of the Buyer contained in this Agreement or in any of the documents to be delivered by the Buyer in connection with this transaction or (b) the material breach by the Buyer of any of its covenants or undertakings contained herein or therein Provided that such an obligation to indemnify on the part of the Buyer shall not exist with respect to any claim which is first asserted on the date falling six months after the Delivery Date.

15.3 A party seeking indemnification pursuant to Clause 15.1 or 15.2 above (an "INDEMNIFIED PARTY") shall give prompt notice to the party from whom such indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and shall give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the

        Indemnifying Party has suffered actual prejudice thereby). The Indemnifying Party may, at its expense, participate in or assume the defence of any such action, suit or proceeding involving a third party; PROVIDED, HOWEVER, that such defence is conducted with legal counsel mutually and reasonably satisfactory to the Indemnified Party and the Indemnifying Party. The Indemnified Party and the Indemnifying Party shall consult with each other regarding the conduct of such defence. If the defence is assumed by the Indemnifying Party, the Indemnifying Party shall submit any proposed settlement under this Clause 15.3 for the Indemnified Party's approval, which approval may be made conditional to the provision of proof reasonably satisfactory to the Indemnified Party that the Indemnifying Party has the financial and other ability to fulfil all obligations on its part to be performed in connection with such settlement. The Indemnified Party shall have the right (but not the duty) to participate in the defence hereof, and to employ legal counsel, at its own expense (except that the Indemnifying Party shall pay the fees and expenses of such legal counsel to the extent that the Indemnified Party reasonably concludes that there is a conflict of interest between the Indemnified Party in any such action. The Indemnified Party shall be liable for fees and expenses of legal counsel employed by the Indemnified Party if the Indemnifying Party has not assumed the defence thereof. Whether or not the Indemnifying Party chooses to defend or prosecute any Claim involving third party, all the parties hereto shall cooperate in the defence or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall not be liable under Section 15.1 or 15.2 for any settlement effected without its consent, which consent shall not be unreasonably withheld or delayed, of any Claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                                    EXECUTION PAGE


SELLER



/s/ H. Schinach               /s/ Illegible
- ---------------------------   ---------------------------
AERO LLOYD FLUGREISEN GMBH
on behalf of
AERO LLOYD FLUGREISEN GMBH & CO. LUFTVERKEHRS KG

Name:  H. Schinach            Name:   Illegible

Title:  AEF DT                Title:  Commercial Director






BUYER



/s/ Robert A. Hecht
- ---------------------------------- ---------------------------
GOLDEN NUGGET AVIATION CORP.


Name:   Robert A. Hecht            Name:

Title:  Director/Flight Ops.       Title: